Exhibit 10.32

CONFIDENTIAL TREATMENT REQUESTED

NON-EXCLUSIVE LICENSE AGREEMENT FOR THE PROVISION OF

BIOLOGICAL MATERIALS FOR INTERNAL RESEARCH ONLY

BETWEEN

THE HENRY M. JACKSON FOUNDATION FOR THE

ADVANCEMENT OF MILITARY MEDICINE, INC.

AND

MOLECULAR TEMPLATES, INC.

THIS NON-EXCLUSIVE LICENSE AGREEMENT is entered into as of the date of the last signature on the signature page of this document (the “Effective Date”), by and between The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., a tax-exempt corporation organized under the laws of the State of Maryland and having its principal offices at 6720-A Rockledge Drive, Suite 100, Bethesda, Maryland 20817 (the “Foundation”) and Molecular Templates, Inc., a corporation organized under the laws of the State of Delaware and having its principal offices at 111 W. Cooperative Way, Suite 201, Georgetown, Texas 78626 (“Licensee”). The Foundation and Licensee sometimes are referred to collectively herein as the “Parties” or individually as a “Party.”

WHEREAS, the Foundation and the Uniformed Services University of the Health Sciences, an institution of higher learning within the Department of Defense, an agency of the United States Government, located at 4301 Jones Bridge Road, Bethesda, Maryland 20814 (“USU”) have agreed to collaborate in the development and commercialization of inventions, patents, trade secrets, and other intellectual property rights;

WHEREAS, the Foundation and USU are committed to the policy that ideas or creative works produced at the Foundation and USU should be used for the greatest possible public benefit and that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest;

WHEREAS, USU has developed certain Biological Materials (as hereinafter defined) and the Foundation, pursuant to written agreement with USU, has the authority to grant licenses to such Biological Materials;

WHEREAS, Licensee requests the ability to the use the Biological Materials for its own internal research purposes as further described herein; and

WHEREAS, Licensee desires to obtain from the Foundation, and the Foundation agrees to grant to Licensee, a non-exclusive license upon the terms and conditions set forth herein.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Agreement” means this Agreement, including all Appendices hereto, as the same may be amended from time to time in accordance with the terms hereof.

1.2 “Biological Materials” means the materials identified in Appendix A together with any progeny, subclones, or derivatives thereof provided by the Foundation or created by Licensee.

1.3 “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in Montgomery County, Maryland are closed.

1.4 “Confidential Information” means information, disclosed by one Party to the other Party, that is treated as proprietary or confidential by the disclosing Party and, at the time of disclosure, that is marked “proprietary” or “confidential” or that bears a marking or legend of like import restricting its use, copying, or dissemination or that is identified as being confidential in a letter or other written communication sent to the receiving Party prior to or contemporaneously with disclosure to the receiving Party. Any such information that is in another form when disclosed, such as oral or visual, shall be treated as Confidential Information only if and to the extent the disclosing Party informs the receiving Party of the proprietary or confidential nature of the information prior to or at the time of the disclosure, and thereafter creates a written record of the disclosure (marked in accordance with this Agreement) and delivers the written record to the receiving Party promptly, but in no event more than thirty (30) days after the original disclosure to the receiving Party. Confidential Information does not include any information that (i) was known to the receiving party without a duty of confidentiality before receipt from the disclosing party as evidenced by written records made prior to such receipt or disclosure (when such prior knowledge did not become known to such receiving party through disclosure by a third party known to the receiving party to be subject to an obligation to maintain the confidentiality thereof); (ii) is or becomes a matter of public knowledge through no fault of the receiving party or any of its agents; (iii) is rightfully received by the receiving party from a third party without a duty of confidentiality; or (iv) is independently developed by the receiving party as evidenced by written records of the receiving party.

1.5 “Field” means the manufacture and use of [***] solely for the detection of MT-3724.

1.6 “Territory” means worldwide.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE II

GRANT OF RIGHTS

2.1 The Foundation hereby grants to Licensee and Licensee accepts, subject to the terms and conditions hereof, in the Territory and for the Field, a non-exclusive license to use the Biological Materials.

2.2 The granting and exercise of this license is subject to the following conditions:

(a) Licensee shall not have the right to grant sublicenses hereunder.

(b) Licensee shall not have the right to transfer or sell any Biological Materials to any third party, except to perform validated/qualified assays solely for the detection of MT-3724. Licensee shall require any such third party to abide by the terms and conditions of this Agreement.

(c) Licensee shall not use the Biological Materials in human beings, or for the treatment, diagnosis, prognosis, or other such use in human beings.

2.3 The license granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel, or otherwise as to any technology or material not expressly within the terms of this Agreement.

2.4 Within thirty (30) days after the receipt of the License Issue Royalty (as hereinafter defined in Section 3.1), the laboratory of Dr. [***] of USU shall provide to Licensee, and Licensee is hereby authorized to use in accordance with the terms and conditions of this Agreement, the Biological Materials.

2.5 Licensee shall not modify any of the Biological Materials in any way or co-mingle any Biological Materials with the material of any third party, unless prior written authorization is received from Foundation. Such authorization is hereby provided to the extent needed to perform validated/qualified assays solely for the detection of MT-3724. Neither Licensee nor any third party to which the Biological Materials are transferred shall disassemble, analyze, reverse engineer, copy, sequence, or transfect any of the Biological Materials. Neither Licensee nor any such third party shall use the Biological Materials for in vivo testing in human subjects.

2.6 Licensee’s use of the Biological Materials shall comply with all applicable federal, state, and local laws and regulations, including, but not limited to, animal welfare laws and regulations, and all applicable laws, rules, regulations and recommendations of the FDA, EPA, OSHA, and any other federal, state, or local regulatory agency having jurisdiction over biomedical operations or the disposal of biomedical waste.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE III

LICENSING PAYMENTS AND ROYALTIES

3.1 Licensee shall pay to the Foundation a non-creditable, non-refundable license issue royalty in the sum of [***] (“License Issue Royalty”). Such License Issue Royalty is due within thirty (30) days after the Effective Date.

3.2 Licensee shall pay to the Foundation each of the following applicable one-time payment(s) within thirty (30) days after the first time that any of the Biological Materials is used for the following:

(a) analysis of human clinical samples in connection with a Phase I clinical study: [***];

(b) analysis of human clinical samples in connection with a Phase II clinical study: [***];

(c) analysis of human clinical samples in connection with a Phase III clinical study: [***];

(d) analysis of human clinical samples in connection with a Phase IV clinical study: [***].

3.3 All payments due hereunder shall be paid in full, without deduction for any taxes or other fees imposed by any government or any transfer, collection, or similar charges; any such tax, fee, or charge shall be paid by Licensee. All amounts paid to the Foundation are non-refundable.

3.4 All payments shall be paid by check or by wire transfer in United States dollars in Bethesda, Maryland. Checks shall be payable to The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and all such payments shall be sent to the following address:

The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc.

ATTN: Legal Department

6720A Rockledge Drive, Suite 100

Bethesda, MD 20817.

Electronic/wire transfer payments shall be made as follows:

Bank Info	[***]
Bank Country	[***]
Sort Code / ABN	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Swift Code	[***]
Account Name	[***]
Account #	[***]

3.5 In the event any amount payable to the Foundation is not timely paid, Foundation shall be entitled to receive interest on the unpaid amount at the rate of one and one-half percent (1-1/2%) per month, or the greatest amount permitted by law, whichever is less.

ARTICLE IV

REPORTING AND ATTRIBUTION

4.1 Within thirty (30) days after the Effective Date, Licensee shall provide to Foundation an initial development plan that includes the clinical development timeline and the anticipated commencement dates of the Phase I, Phase II, Phase III, and Phase IV clinical studies. Thereafter, no later than March 1st of each year, Licensee shall provide an annual update of such plan.

4.2 In any publication or presentation referencing Licensee’s use of the [***] provided hereunder, Licensee will provide proper attribution to Dr. [***] at the Uniformed Services University of the Health Sciences, as the source of the antibody.

4.3 In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity, Licensee shall report the same to Foundation in writing within thirty (30) days of such event.

ARTICLE V

TERMINATION OF AGREEMENT

5.1 This Agreement, unless sooner terminated as provided herein, shall remain in effect until Licensee’s completion of all clinical studies utilizing any of the Biological Materials or Licensee’s final decision to terminate all clinical development utilizing any of the Biological Materials.

5.2 The Foundation may terminate this Agreement in the circumstances set forth in this Section, and any such termination shall be effective immediately upon the Foundation giving written notice to Licensee of any of the following:

(a) if Licensee does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 3.5) within thirty (30) days after the date of notice in writing of such non-payment by the Foundation;

(b) if Licensee, after failing to timely make a payment due hereunder (whether later cured or not), subsequently fails to timely make any other payment due hereunder;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c) if Licensee defaults in its obligations under Section 6.5 to procure and maintain insurance;

(d) if Licensee: is unable to pay its debts as such debts become due; makes a general assignment for the benefit of creditors; has a petition in bankruptcy or a suit seeking reorganization, liquidation, dissolution, or similar relief filed against it; or files or permits the filing of any petition or answer seeking to adjudicate itself bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Licensee or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking or consenting to the appointment of a trustee, custodian, receiver, liquidator or other similar official for Licensee or for any substantial part of its property; or takes any corporate action to authorize any of the foregoing actions; or

(e) except as provided in subsections (a), (b), (c), or (d) above, if Licensee defaults in the performance of any obligation under this Agreement and the default has not been remedied within ninety (90) days after the date of notice in writing of such default by the Foundation.

5.3 Licensee may terminate this Agreement by giving forty-five (45) days advance written notice of termination to the Foundation.

5.4 Upon termination pursuant to this Article V, whether by the Foundation or by Licensee, Licensee shall cease all use of the Biological Materials and shall, upon request, return or destroy (at Foundation’s option) all Biological Materials under its control or in its possession.

5.5 Article I and Sections 2.5, 2.6, 3.5, 4.1, 5.4, 5.5, 6.1 through 6.9 inclusive, 6.11, 6.12, and 6.14 through 6.20 inclusive shall survive any expiration or termination of this Agreement indefinitely. Additionally, any rights or remedies arising out of a breach or violation of any terms of this Agreement will survive any expiration or termination of this Agreement. The expiration or termination of this Agreement shall not discharge either Party from any obligation that it owes to the other Party by reason of any loss, cost, damage, expense, liability, or contractual duty that occurs or arises (or the circumstances, events, or basis of which occurs or arises) prior to such expiration or termination, and shall not affect the right of either Party to institute or maintain any action for damages relating to any breach of this Agreement by the other Party prior to the date of termination. It is the intent of the Parties that any such obligation owed by a Party to the other Party arising before the date of expiration or termination (whether the same shall be known or unknown at such date, or whether the circumstances, events, or basis of the same shall be known or unknown at such date), including payment obligations (computed in accordance with Article III) incurred prior to the date of termination or expiration, indemnification obligations, and confidentiality obligations, shall survive the expiration or termination of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Rules of Construction. This Agreement is to be interpreted in accordance with the following rules of construction:

(a) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.

(b) Including; Herein; Etc. The words “include,” “includes,” and “including” are deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement (including all Appendices) in its entirety and are not limited to any part hereof, unless the context shall otherwise require. The word “or” is not exclusive and means “and/or.”

(c) Subdivisions and Attachments. All references in this Agreement to Articles, Sections, subsections, paragraphs, and Appendices are, respectively, references to Articles, Sections, subsections, and paragraphs of, and Appendices to, this Agreement, unless otherwise specified.

(d) References to Documents and Laws. All references to this Agreement or any Appendix hereof are to it as amended, modified, and supplemented from time to time in accordance with the terms of this Agreement. All references to (i) any other agreement or instrument or (ii) any statute, law, regulation, permit, or similar item are to it as amended and supplemented from time to time (and, in the case of a statute, law or regulation, to any corresponding provisions of successor statutes, laws, or regulations), unless otherwise specified.

(e) References to Days. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification “Business”) is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

(f) Examples. If, in any provision of this Agreement any example is given (through the use of the words “such as,” “for example,” “e.g.,” or otherwise) of the meaning, intent, or operation of any provision of this Agreement, such example is intended to be illustrative only and not exclusive.

(g) Currency. Except as expressly provided herein, all prices or other monetary amounts stated in this Agreement are stated in United States Dollars.

(h) Participation in Drafting. Both Parties and their respective legal counsel have participated, or had the opportunity to participate, in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and not strictly for or against either Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.2 No Foundation Warranty.

(a) THE FOUNDATION EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED AND EXPRESS WARRANTIES AND MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE BIOLOGICAL MATERIALS OR INFORMATION SUPPLIED BY THE FOUNDATION OR USU.

(b) The Foundation has made no investigation and makes no representation that the Biological Materials supplied or the methods used in making or using such materials are free from liability for patent infringement.

6.3 Limitation of Liability. IN NO EVENT SHALL THE FOUNDATION BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER THE FOUNDATION KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. THE FOUNDATION’S AGGREGATE LIABILITY FOR ALL DAMAGES AND AWARDS OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER, OR TO ANY RELATED ARBITRATION OR LITIGATION, SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO THE FOUNDATION UNDER THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ATTORNEYS’ FEES INCURRED IN CONNECTION WITH ANY LITIGATION, ARBITRATION, OR OTHER FORM OF DISPUTE RESOLUTION RELATED TO THIS AGREEMENT OR ITS SUBJECT MATTER. The foregoing exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including but not limited to negligence), or any other grounds.

6.4 Safeguarding of Biological Materials. Licensee shall not distribute or release the Biological Materials to any third party except for transfers that fit within the exception set forth in Section 2.2 (b). Licensee shall require any such third party to comply with the terms and conditions of this Agreement. Licensee and any third party to which the Biological Materials are transferred shall protect the Biological Materials at least as well as it protects its own valuable tangible personal property and shall take measures to protect the Biological Materials from any claims by third parties including creditors and trustees in bankruptcy.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.5 Indemnification and Insurance.

(a) Licensee shall indemnify, defend and hold harmless the Foundation and its current and former directors, board members, trustees, officers, employees, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”), from and against any and all claims, liabilities, costs, expenses, damages, deficiencies, losses or obligations of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation) (collectively “Claims”) based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability concerning any product, process, or service made, used, or sold pursuant to any right or license granted under this Agreement.

(b) Licensee shall, at its own expense, provide attorneys reasonably acceptable to the Foundation to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c) Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance with reasonable coverage for Licensee’s line of business. The amount of insurance coverage shall not be construed to create a limitation of Licensee’s liability with respect to its indemnification obligations under this Agreement.

(d) Licensee shall provide the Foundation with written evidence of such insurance upon request of the Foundation. Licensee shall provide the Foundation with written notice at least thirty (30) days prior to the cancellation, non-renewal, or material change in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, the Foundation shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

(e) Licensee shall maintain such commercial general liability insurance for a reasonable period, which period in no event shall be less than five (5) years after the expiration or termination of this Agreement

6.6 Limitation on Advertising and Publicity. Licensee shall not use the Foundation’s or USU’s name or insignia, or the name or insignia of the U.S. Government or any agency thereof, or any adaptation of the foregoing, or the name of any of Foundation’s or USU’s inventors, in any press release, public announcement, advertising, promotional, or sales literature without the prior written approval of the Foundation or USU, as the case may be.

6.7 No Assignment. Without the prior written approval of the Foundation in each instance, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by Licensee to any person whether voluntarily or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

involuntarily, by operation of law, or otherwise. This Agreement shall be binding upon the respective successors, legal representatives, and assignees of the Foundation and Licensee.

6.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland, as to all matters, including matters of validity, construction, effect, performance, and remedies, irrespective of any contrary choice of law that otherwise would be applicable under the choice of laws principles of any jurisdiction.

6.9 Compliance with Laws and Regulations. Licensee shall comply with all applicable laws and regulations, including United States laws and regulations controlling exports. Licensee agrees that it will be solely responsible for any violation of applicable laws or regulations by Licensee, and that it will defend and hold the Foundation harmless in the event of any legal action of any nature occasioned by such violation.

6.10 Regulatory Approvals. Licensee agrees to obtain all regulatory approvals required for Licensee’s use of the Biological Materials provided under this Agreement.

6.11 Confidential Information and Intellectual Property. Except as specifically required to comply with obligations set forth in this Agreement, neither Party shall be obligated to disclose or furnish to the other Party any Confidential Information of such first Party or any confidential or proprietary information, technology, or intellectual property of any third party in such first Party’s possession or control. If, however, the Parties have heretofore entered or hereafter enter into a confidential information nondisclosure agreement or similar agreement (the “NDA”), neither Party may terminate the NDA prior to the termination or expiration of this Agreement. If the Parties have not entered into an NDA, each Party agrees, for the greater of a period of five (5) years after each disclosure or during the pendency of this Agreement, to maintain in confidence all Confidential Information disclosed to it by the other Party and to protect such Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own similar confidential information.

6.12 Headings. The article, section, and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement.

6.13 Counterpart Execution. This Agreement and any modification or amendment thereof may be executed in counterparts, both of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Party.

6.14 Waivers; Remedies Generally. The observance of any term of this Agreement may be waived (whether generally or in a particular instance and either

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver will be effective only if in a writing signed by the Party against which such waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of either Party in exercising any power, right, or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right, power, or remedy, preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. A waiver by either Party shall be limited to the specific instance in which it is given and, therefore, any waiver by either Party of any obligation of the other Party under or breach by the other Party of this Agreement or of any power, right, or remedy of the waiving Party shall not be a waiver of any other obligation or further or future performance of the same obligation, of any other or succeeding breach, of any other or further exercise of such power, right, or remedy or any other power, right, or remedy.

6.15 Severability. To the extent that any provision of this Agreement shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each jurisdiction being construed as several and independent. If any term or provision of this Agreement or the application thereof to any person or circumstance is, to any extent, declared or found to be illegal, unenforceable, or void, then both Parties will be relieved of all obligations arising under such term or provision, but only to the extent that such term or provision is illegal, unenforceable, or void, it being the intent and agreement of the Parties that this Agreement will be deemed amended by modifying such term or provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another term or provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each term and provision not so affected will be enforced to the extent permitted by law. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that as closely as possible reflects such intent and to amend any other term or provision thereby rendered incapable of substantial performance or otherwise affected thereby to the extent necessary to permit the practical realization, insofar as legally possible, of the intent of the Parties.

6.16 Relationship of the Parties; Disclaimer of Agency.

(a) Independent Contractors. In entering into and carrying out this Agreement, the Parties will be acting solely as independent contractors. Nothing in this Agreement creates, has created, or will create any partnership, joint venture, or other business association between the Parties, nor any duties or responsibilities of partners, venturers, or members of a business association.

(b) No Agency. Except for provisions in this Agreement expressly authorizing one Party to act for the other, this Agreement will not constitute either Party

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

as a legal representative or agent of the other Party, nor will either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such Party.

6.17 No Third Party Beneficiaries. The representations, warranties, covenants, and undertakings contained in this Agreement are for the sole benefit of the Parties, their sublicensees, and the Parties’ permitted successors and assigns and shall not be construed as creating any third party beneficiaries of this Agreement or as conferring any rights whatsoever on any third party.

6.18 Notices. Unless otherwise expressly agreed by the Party receiving notice, any notice, demand, or other communication required or permitted to be given by either Party under any provision of this Agreement must be in writing, in the English language, and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed to the intended recipient at such Party’s address set forth below, or to such other address or number as such Party may from time to time specify by notice to the other Party as provided in this Section. All notices and other communications given in accordance with the provisions of this Agreement will be deemed to have been given and received (i) when actually delivered by hand, by mail, or by courier, or (ii) when transmitted by E-mail or facsimile (with acknowledgment received and a copy of such notice is sent no later than the next Business Day by a reliable overnight or two-day courier service, with acknowledgment of receipt).

If to Licensee:

Jason Kim

President & CFO

Molecular Templates, Inc.

111 W. Cooperative Way

Suite 201

Georgetown, TX 78626

(P) 512-639-0206

(F) 512-233-2709

jason.kim@moleculartemplates.com

If to the Foundation:

The Henry M. Jackson Foundation for

the Advancement of Military Medicine, Inc.

ATTN: Mark G. Scher, Ph.D.

Director, Technology Transfer & Commercialization

6720-A Rockledge Drive, Suite 100

Bethesda, MD 20817

(P) [***]

(F) [***]

E-mail: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.19 Disputes.

(a) In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the Parties shall try to settle such conflict amicably between themselves. Subject to the exclusions and limitations stated in the remainder of this Section, any such conflict that the Parties are unable to resolve promptly shall be settled through arbitration conducted through the American Arbitration Association unless the Parties agree to use a different ADR organization, except that only one arbitrator will be selected, and the arbitrator must be in the Washington D.C. Metropolitan Area. In addition, the arbitrator, before being selected, must agree to issue the ruling on the dispute not later than 180 calendar days from the initial filing for Arbitration, and shall have no authority to make any award for damages excluded in the agreement, nor for attorneys’ fees. Arbitration discovery, to the extent permitted at all, shall be limited. If the Parties do not agree to the scope and nature of discovery, then the Arbitrator shall decide the extent to which discovery is allowed. If the Arbitrator must decide, then no interrogatories or requests for admission shall be allowed, and depositions, to the extent that any at all are permitted based on a showing of substantial need, shall be limited to no more than three per Party, including no more than one corporate deposition, if allowed. No motions practice will be allowed. Unless the Parties agree, the Arbitrator shall decide whether to require pre-hearing exchanges of exhibits and summaries of witness testimony upon which each Party is relying, and proposed rulings and remedies on each issue.

(b) A demand for arbitration or commencement of litigation shall be filed within a reasonable time after the controversy or claim has arisen, and in no event later than the earlier of: (a) six months after the termination or purported termination of this Agreement, or (b) the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitations. For the avoidance of doubt, failure to demand arbitration or commence litigation on an issue arising out of or relating to this Agreement or the breach thereof within the time period set forth in the preceding sentence absolutely precludes the later arbitration or litigation of such issue. Such arbitration shall be held in Montgomery County, Maryland. The award through arbitration shall be final and binding. Either Party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party may, without recourse to arbitration, assert against the other Party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant. In addition, notwithstanding the foregoing, disputes over ownership of intellectual property and claims for damages in excess of one million dollars are excluded from arbitration and either Party may commence an action for such disputes in a state court of competent jurisdiction in Montgomery County, Maryland, or, if jurisdiction is proper in federal court, in the appropriate federal District Court for the District of Maryland, and both Parties hereby consent to personal jurisdiction in such state and federal courts in Maryland.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.20 Entire Agreement; Modifications. This Agreement constitutes the complete agreement between the Parties concerning the subject matter hereof and replaces any prior oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, express or implied, that are not specified herein, and neither Party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed by the Parties in writing. Any purported modification or amendment of the express terms or provisions of this Agreement shall be effective only if contained in a written instrument signed by each Party.

THE FOUNDATION AND LICENSEE HAVE READ THIS AGREEMENT INCLUDING ALL APPENDICES HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

IN WITNESS WHEREOF, the Parties have entered into this License Agreement as of the Effective Date.

THE HENRY M. JACKSON FOUNDATION FOR THE ADVANCEMENT OF MILITARY MEDICINE, INC.

/s/ John. W. Lowe
John W. Lowe
President

July 17, 2014
Date

MOLECULAR TEMPLATES, INC.

/s/ Jason Kim
Jason Kim
President & CFO

July 14, 2014
Date

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A

The following materials are the Biological Materials:

•	[***]

•	Copies of all protocols, SOPs, reagent and equipment lists, and other documentation related to the production, purification, and testing of [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.